Exhibit 21.1
SVB Financial Group Annual Report on Form 10-K
Exhibit 21.1-Subsidiaries of SVB Financial Group
The following is a list of the direct and indirect subsidiaries of SVB Financial Group as of December 31, 2015:

Subsidiary	Jurisdiction of Incorporation or Organization
Capital Partners III, L.P.	Delaware
GHVL, LP	California
Gold Hill Venture Lending 03, LP	California
Gold Hill Venture Lending 03-A, LP	California
Gold Hill Venture Lending 03-B, LP	California
GHVL 03-C, Inc.	Delaware
Gold Hill Venture Lending 03-C, LP	California
Gold Hill Venture Lending Partners 03, LLC	California
Qualified Investors Fund III, LLC	Delaware
Qualified Investors Fund IV, LLC	Delaware
Shengwei Shengxiang Capital Hangzhou Venture Capital Fund (LP)	China
Silicon Valley BancVentures, Inc.	California
Silicon Valley BancVentures, L.P.	California
Silicon Valley Bank	California
Strategic Investors Fund V, L.P.	Delaware
Strategic Investors Fund V-A, L.P	Delaware
Strategic Investors Fund V-A Opportunity, L.P	Delaware
Strategic Investors Fund V-B, L.P.	Delaware
Strategic Investors Fund VI, L.P.	Delaware
Strategic Investors Fund VI-A, L.P.	Delaware
Strategic Investors Fund VII, L.P.	Delaware
Strategic Investors Fund VII-A, L.P.	Delaware
SVB Analytics, Inc.	Delaware
SVB Asset Management	California
SVB Business Partners (Beijing) Co. Ltd.	China
SVB Business Partners (Shanghai) Co. Ltd.	China
SVB Capital-NT Growth Partners, L.P.	Delaware
SVB Capital Partners II, LLC	Delaware
SVB Capital Partners II, L.P.	Delaware
SVB Capital Partners III, LLC	Delaware
SVB Capital Preferred Return Fund, L.P.	Delaware
SVB Capital Shanghai Yangpu Venture Capital Fund (LP)	China
SVB Capital II	Delaware
SVB Financial Group UK Limited	United Kingdom
SVB GG Holdings, LLC	Delaware
SVB Global Financial, Inc.	Delaware
SVB Growth Investors, LLC	Delaware
SVBIF Management	Mauritius
SVB India Advisors, Pvt. Ltd.	India
SVB International Finance, Inc	United States
SVB Israel Advisors, Ltd.	Israel
SVB Qualified Investors Fund, LLC	California
SVB Qualified Investors Fund II, LLC	Delaware
SVB Securities	California
SVB Strategic Investors Fund, L.P.	California
SVB Strategic Investors Fund II, L.P.	Delaware
SVB Strategic Investors Fund III, L.P.	Delaware
SVB Strategic Investors Fund IV, L.P.	Delaware
SVB Strategic Investors II, LLC	California
SVB Strategic Investors II, LLC	Delaware
SVB Strategic Investors III, LLC	Delaware
SVB Strategic Investors IV, LLC	Delaware
SVB Strategic Investors V, LLC	Delaware
SVB Strategic Investors VI, LLC	Delaware
SVB Strategic Investors VII, LLC	Delaware
SVB Venture Capital Investment Management (Shanghai) Co. Limited	China
SVB Capital Venture Overage, LLC	Delaware
SVB Wealth Advisory, Inc.	Delaware
Venture Overage Fund, L.P.	Delaware
Venture Investment Managers, L.P.	Delaware